Purchase and Sale Agreement (“Agreement”)

1. ASSIGNMENT. KISHORE KHANDAVALLI (“Lender”) hereby buys and ITECH US, INC. (“Seller”) hereby sells, transfers and assigns all of Seller’s right, title and interest in and to those specific accounts receivable owing to Seller described as Invoices over 90 Days and totaling $266,671.52 detailed in the Accounts Receivable Detailed Term Aging By Company Name as of 08/07/17 Corporation #: 200 Smartworks, LLC report sent to Sharedlabs, Inc. (“SL”) on August 7, 2017 and those receivables described as Invoices over 90 Days and totaling $118,674.96 detailed in the Accounts Receivable Detailed Term Aging By Company Name as of 08/07/17 Corporation #: 100 iTech US, Inc. report sent to SL on August 7, 2017 together with all rights of action accrued or to accrue thereon, including without limitation, full power to collect, sue for, compromise, assign or in any other manner enforce collection thereof in Lender’s name or otherwise. All of Seller’s accounts receivable and contract rights which are presently or at any time hereafter assigned by Seller, and accepted by Lender, are collectively referred to as (the “Accounts”). As consideration for such assignment, Lender has extended financing to SL, the parent corporation of Seller, as evidenced by a promissory note in the original principal amount of $231,289 dated as of June 30, 2017 (the “Note”). By execution of this Agreement, Seller acknowledges that it has indirectly derived benefits from the extension of such financing and that it constitutes legally sufficient and valid consideration for its obligations under this Agreement.

2. APPLICATION OF PAYMENTS. Amounts paid to Lender by the Accounts shall be applied as repayments of the indebtedness of SL to Lender under the Note. Upon payment in full of the Note, this Agreement shall terminate and Lender shall sell, transfer and convey any Accounts then unpaid back to Seller, free and clear of all liens, claims, and encumbrances.

3. WARRANTIES, REPRESENTATION AND COVENANTS. As an inducement for Lender’s entering into this Agreement and with full knowledge that the truth and accuracy of the warranties, representations and covenants in this Agreement are being relied upon by Lender, Seller warrants, represents and covenants that:

(a)	Seller is the sole and absolute owner of the Accounts and has the full legal right to make said sale, assignment and transfer;

(b)	As of the date of this Agreement, each Account is an accurate and undisputed statement of indebtedness from an account debtor for a sum certain, without offset or counterclaim and which is due and payable in ninety days or less;

(c)	Each Account is an accurate statement of a bona fide sale, delivery and acceptance of merchandise or performance of service by Seller to an account debtor;

(d)	Seller does not own, control or exercise dominion in any way whatsoever, over the business of any account debtor;

(e)	Seller will not under any circumstance or in any manner whatsoever, interfere with any of Lender’s rights under this Agreement;

(f)	Seller will not change or modify the terms of the Accounts with any account debtor unless Lender first consents, in writing;

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(g)	Seller will notify Lender, in writing, in advance of: any change in Seller’s place of business; Seller having or acquiring more than one place of business; any change in Seller’s chief executive office; and/or any change in the office or offices where Seller’s books and records concerning accounts receivable are kept;

(h)	Seller will immediately notify Lender of any proposed or actual change of the Seller’s, legal entity or corporate structure, and upon receipt of notice thereof, any proposed or actual change in any account debtor’s identity;

(i)	A notification letter from Seller to payors on the Accounts, in form presented by Lender will state that the Accounts represented thereby have been assigned to Lender and are to be paid directly to Lender;

(j)	No Account shall be on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis; and

(k)	Seller will immediately remit to Lender all payments received in respect of the Accounts.

The warranties, representations and covenants contained in this paragraph 5 shall be continuous and be deemed to be renewed each time Seller assigns Accounts to Lender. Lender shall have recourse against the Seller in the event that any of the warranties, representations and covenants set forth in this paragraph 3 are breached.

4. NOTICE OF DISPUTE. Seller must immediately notify Lender of any disputes between any account debtor and Seller.

5. SETTLEMENT OF DISPUTE. Upon 10 days notice to Seller, Lender may, at its option, settle any dispute with any account debtor. Such settlement does not relieve Seller of any of its obligations under this Agreement or the obligations of SL under the Note.

6. SOLE PROPERTY. Once Lender has purchased the Accounts, the payment from account debtors relative to the Accounts is the sole property of Lender. Any interference by Seller with this payment will result in civil and/or criminal liability.

7. HOLD IN TRUST. Seller will hold in trust and safekeeping, as the property of Lender and immediately turn over to Lender, the identical check or other form of payment received by Seller if payment on the Accounts comes into Seller’s possession. Should Seller come into possession of a check comprising payments owing to both Seller and Lender, Seller shall promptly turnover said check to Lender. In the event a payment belonging to Lender is improperly deposited into Seller’s bank account, Lender reserves the right to impose liquidated damages upon Seller of up to 15% of the amount of any payment so improperly deposited.

8. FINANCIAL RECORDS. Seller will furnish to Lender financial statements and such other information as is, from time to time, as reasonably requested by Lender.

9. BOOK ENTRY. Seller will immediately, upon the sale of the Accounts, make the proper entry on its books and records disclosing the absolute sale of the Accounts to Lender.

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10. POWER OF ATTORNEY. In order to implement this Agreement, Seller irrevocably appoints Lender its special attorney in fact or agent with power to:

(a)	Strike out Seller’s address on any correspondence to any account debtor and put on Lender’s address;

(b)	Receive and open all mail addressed to Seller via Lender’s address related to Accounts;

(c)	Endorse the name of Seller or Seller’s trade name on any checks or other evidences of payment that may come into the possession of Lender in connection with the Accounts;

(d)	In Seller’s name, or otherwise, demand, sue for, collect any and all monies due in connection with the Accounts; and

(e)	Compromise, prosecute or defend any action, claim or proceeding relative to the Accounts;

The authority granted to Lender shall remain in full force and effect until the Accounts are paid in full and the entire indebtedness of Seller to Lender is discharged.

11. ADDITIONAL NOTIFICATION; VERIFICATION OF ACCOUNTS

(a)	Without in any way limiting the terms and provisions of paragraph 3(i) hereinabove, Lender may, upon default by Seller and in its sole discretion, notify any account debtor to make payment on any of the Accounts to Lender;

and

(b)	Lender, or any of its agents, may at any time verify the Accounts by any commercially reasonably means deemed appropriate by Lender.

12. NO ASSUMPTION. Nothing contained in this Agreement shall be deemed to impose any duty or obligation upon Lender in favor of any account debtor and/or any other party in connection with the Accounts.

13. LEGAL FEES; EXPENSES. Seller will pay on demand any and all collection expenses and reasonable outside legal counsel’s fees that Lender incurs in the event it should become necessary for Lender to enforce its rights under this Agreement. In addition, Seller will pay on demand all reasonable costs and expenses incurred by Lender in any way relating to the transactions contemplated by this Agreement, including, without limitation, all reasonable attorneys’ fees, Federal Express costs (or similar expenses), wire transfer costs, certified mail costs, facsimile transmission costs and lien search costs.

14. BINDING ON FUTURE PARTIES. This Agreement shall inure to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties hereto, except that Seller may not assign or transfer any or all of its rights and obligations under this Agreement to any party without the prior written consent of Lender.

15. WAIVER; ENTIRE AGREEMENT. No failure or delay on Lender’s part in exercising any right, power or remedy granted to Lender herein, will constitute or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right set forth herein. This Agreement contains the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement, will in any event be effective unless the same is in writing and signed and delivered by Lender.

16. DELAWARE LAW. This Agreement shall be deemed executed in the State of New Jersey and, in all respects shall be governed and construed in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

17. INDEMNITY. Seller shall hold Lender harmless from and against any action or other proceeding brought by any account debtor against Lender arising from Lender’s collecting or attempting to collect any of the Accounts.

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18. INVALID PROVISIONS. If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall continue in force as though said provision had not been incorporated herein.

19. EFFECTIVE. This Agreement shall become effective when it is accepted and executed by an authorized officer of Lender. Facsimile machine or PDF copies of an original signature by either party on this Agreement shall be binding as if said copies were original signatures.

20. JURY WAIVER. The parties hereto hereby mutually waive trial by jury in the event of any litigation with respect to any matter connected with this Agreement.

Accepted:

ITECH US, INC.	LENDER

By:
JASON M. CORY, President	KISHORE KHANDAVALLI

This______day of_______________, 2017	This______day of________________, 2017

In consideration of the foregoing Agreement, the undersigned hereby personally agrees to be jointly and severally liable for any damages suffered by Lender by virtue of the breach of any warranty, representation or covenant made by Seller in paragraph 3 above.

Date:	By:
JASON M. CORY, Individually

On this_______day of____________in the year_________before me, the undersigned, a notary public in and for the said state, personally appeared__________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me, he/she/they executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

State:

Notary Public (Signature)	Notary- Print Name	Commission Expires:

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